November 6, 2025
Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 5-III dated March 5, 2025, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
$1,525,000
Auto Callable Contingent Interest Notes Linked to the MerQube
US Large-Cap Vol Advantage Index due November 12, 2030
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
● The notes are designed for investors who seek a Contingent Interest Payment with respect to each monthly Interest Review
Date for which the closing level of the MerQube US Large-Cap Vol Advantage Index, which we refer to as the Index, is greater than or equal to 60.00% of the Initial Value, which we refer to as the Interest Barrier.
● The notes will be automatically called if the closing level of the Index on any quarterly Autocall Review Date is greater than or equal to the Initial Value.
● The earliest date on which an automatic call may be initiated is November 6, 2026.
● Investors should be willing to accept the risk of losing up to 70.00% of their principal and the risk that no Contingent Interest
Payment may be made with respect to some or all Interest Review Dates.
● Investors should also be willing to forgo fixed interest and dividend payments, in exchange for the opportunity to receive
Contingent Interest Payments.
● The Index is subject to a 6.0% per annum daily deduction. This daily deduction will offset any appreciation of the futures contracts included in the Index, will heighten any depreciation of those futures contracts and will generally be a drag on the performance of the Index. The Index will trail the performance of an identical index without a deduction. See “Selected Risk Considerations — Risks Relating to the Notes Generally — The Level of the Index
Will Include a 6.0% per Annum Daily Deduction” in this pricing supplement.
● The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as
JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
● Minimum denominations of $1,000 and integral multiples thereof
● The notes priced on November 6, 2025 and are expected to settle on or about November 12, 2025.
● CUSIP: 48136JDY7
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement, “Risk Factors” beginning on page US-4 of the accompanying underlying supplement and “Selected Risk Considerations” beginning on page PS-8 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$9
$991
Total
$1,525,000
$13,725
$1,511,275
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $9.00 per $1,000 principal amount note it receives from us to other affiliated or unaffiliated dealers. See “Plan of Distribution (Conflicts of
Interest)” in the accompanying product supplement.
The estimated value of the notes, when the terms of the notes were set, was $934.00 per $1,000 principal amount note. See
“The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Index: The MerQube US Large-Cap Vol Advantage Index
(Bloomberg ticker: MQUSLVA). The level of the Index reflects a deduction of 6.0% per annum that accrues daily.
Contingent Interest Payments:
If the notes have not been automatically called and the closing level of the Index on any Interest Review Date is greater than or equal to the Interest Barrier, you will receive on the applicable
Interest Payment Date for each $1,000 principal amount note a
Contingent Interest Payment equal to $7.625 (equivalent to a
Contingent Interest Rate of 9.15% per annum, payable at a rate of 0.7625% per month).
If the closing level of the Index on any Interest Review Date is less than the Interest Barrier, no Contingent Interest Payment will be made with respect to that Interest Review Date.
Contingent Interest Rate: 9.15% per annum, payable at a rate of 0.7625% per month
Interest Barrier: 60.00% of the Initial Value, which is 2,290.908
Buffer Threshold: 70.00% of the Initial Value, which is
2,672.726
Buffer Amount: 30.00%
Pricing Date: November 6, 2025
Original Issue Date (Settlement Date): On or about November
12, 2025
Interest Review Dates*: As specified under “Key Terms
Relating to the Interest Review Dates, Autocall Review Dates
and Interest Payment Dates” in this pricing supplement
Autocall Review Dates*: As specified under “Key Terms
Relating to the Interest Review Dates, Autocall Review Dates
and Interest Payment Dates” in this pricing supplement
Interest Payment Dates*: As specified under “Key Terms
Relating to the Interest Review Dates, Autocall Review Dates
and Interest Payment Dates” in this pricing supplement
Maturity Date*: November 12, 2030
Call Settlement Date*: If the notes are automatically called on any Autocall Review Date, the first Interest Payment Date
immediately following that Autocall Review Date
* Subject to postponement in the event of a market disruption event and as described under “Supplemental Terms of the Notes —
Postponement of a Determination Date — Notes Linked Solely to an
Index” in the accompanying underlying supplement and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement
Automatic Call:
If the closing level of the Index on any Autocall Review Date is greater than or equal to the Initial Value, the notes will be automatically called for a cash payment, for each $1,000
principal amount note, equal to (a) $1,000 plus (b) the
Contingent Interest Payment applicable to the Interest Review
Date corresponding to that Autocall Review Date, payable on
the applicable Call Settlement Date. No further payments will be made on the notes.
Payment at Maturity:
If the notes have not been automatically called and the Final
Value is greater than or equal to the Buffer Threshold, you will receive a cash payment at maturity, for each $1,000 principal amount note, equal to (a) $1,000 plus (b) the Contingent
Interest Payment applicable to the final Review Date.
If the notes have not been automatically called and the Final
Value is less than the Buffer Threshold, your payment at
maturity per $1,000 principal amount note, in addition to any
Contingent Interest Payment, will be calculated as follows:
$1,000 + [$1,000 × (Index Return + Buffer Amount)]
If the notes have not been automatically called and the Final
Value is less than the Buffer Threshold, you will lose some or most of your principal amount at maturity.
Index Return:
(Final Value – Initial Value)
Initial Value
Initial Value: The closing level of the Index on the Pricing Date, which was 3,818.18
Final Value: The closing level of the Index on the final Review
Date

PS-2| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Key Terms Relating to the Interest Review Dates, Autocall Review Dates and Interest Payment Dates
Interest Review Dates*: December 8, 2025, January 6, 2026,
February 6, 2026, March 6, 2026, April 6, 2026, May 6, 2026,
June 8, 2026, July 6, 2026, August 6, 2026, September 8,
2026, October 6, 2026, November 6, 2026, December 7,
2026, January 6, 2027, February 8, 2027, March 8, 2027,
April 6, 2027, May 6, 2027, June 7, 2027, July 6, 2027,
August 6, 2027, September 7, 2027, October 6, 2027,
November 8, 2027, December 6, 2027, January 6, 2028,
February 7, 2028, March 6, 2028, April 6, 2028, May 8, 2028,
June 6, 2028, July 6, 2028, August 7, 2028, September 6,
2028, October 6, 2028, November 6, 2028, December 6,
2028, January 8, 2029, February 6, 2029, March 6, 2029,
April 6, 2029, May 7, 2029, June 6, 2029, July 6, 2029,
August 6, 2029, September 6, 2029, October 8, 2029,
November 6, 2029, December 6, 2029, January 7, 2030,
February 6, 2030, March 6, 2030, April 8, 2030, May 6, 2030,
June 6, 2030, July 8, 2030, August 6, 2030, September 6,
2030, October 7, 2030 and November 6, 2030 (the “final
Review Date”)
Autocall Review Dates*: November 6, 2026, February 8,
2027, May 6, 2027, August 6, 2027, November 8, 2027,
February 7, 2028, May 8, 2028, August 7, 2028, November 6,
2028, February 6, 2029, May 7, 2029, August 6, 2029,
November 6, 2029, February 6, 2030, May 6, 2030 and
August 6, 2030
Interest Payment Dates*: December 11, 2025, January 9,
2026, February 11, 2026, March 11, 2026, April 9, 2026, May
11, 2026, June 11, 2026, July 9, 2026, August 11, 2026,
September 11, 2026, October 9, 2026, November 12, 2026,
December 10, 2026, January 11, 2027, February 11, 2027,
March 11, 2027, April 9, 2027, May 11, 2027, June 10, 2027,
July 9, 2027, August 11, 2027, September 10, 2027, October
12, 2027, November 12, 2027, December 9, 2027, January
11, 2028, February 10, 2028, March 9, 2028, April 11, 2028,
May 11, 2028, June 9, 2028, July 11, 2028, August 10, 2028,
September 11, 2028, October 12, 2028, November 9, 2028,
December 11, 2028, January 11, 2029, February 9, 2029,
March 9, 2029, April 11, 2029, May 10, 2029, June 11, 2029,
July 11, 2029, August 9, 2029, September 11, 2029, October
11, 2029, November 9, 2029, December 11, 2029, January
10, 2030, February 11, 2030, March 11, 2030, April 11, 2030,
May 9, 2030, June 11, 2030, July 11, 2030, August 9, 2030,
September 11, 2030, October 10, 2030 and the Maturity Date
* Subject to postponement in the event of a market disruption event and as described under "Supplemental Terms of the Notes —
Postponement of a Determination Date — Notes Linked Solely to an
Index" in the accompanying underlying supplement and "General
Terms of Notes — Postponement of a Payment Date" in the
accompanying product supplement

PS-3| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
The MerQube US Large-Cap Vol Advantage Index
The MerQube US Large-Cap Vol Advantage Index (the “Index”) was developed by MerQube (the “Index Sponsor” and “Index
Calculation Agent”), in coordination with JPMS, and is maintained by the Index Sponsor and is calculated and published by the Index
Calculation Agent. The Index was established on February 11, 2022. An affiliate of ours currently has a 10% equity interest in the Index
Sponsor, with a right to appoint an employee of JPMS, another of our affiliates, as a member of the board of directors of the Index
Sponsor.
The Index attempts to provide a dynamic rules-based exposure to an unfunded rolling position in E-mini® S&P 500® futures (the
“Futures Contracts”), which reference the S&P 500® Index, while targeting a level of implied volatility, with a maximum exposure to the
Futures Contracts of 500% and a minimum exposure to the Futures Contracts of 0%. The Index is subject to a 6.0% per annum daily deduction. The S&P 500® Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the Futures Contracts and the S&P 500® Index, see “Background on E-mini® S&P 500® Futures”
and “Background on the S&P 500® Index,” respectively, in the accompanying underlying supplement.
On each weekly Index rebalance day, the exposure to the Futures Contracts is set equal to (a) the 35% implied volatility target (the
“target volatility”) divided by (b) the one-week implied volatility of the SPDR® S&P 500® ETF Trust (the “SPY Fund”), subject to a maximum exposure of 500%. For example, if the implied volatility of the SPY Fund is equal to 17.5%, the exposure to the Futures
Contracts will equal 200% (or 35% / 17.5%) and if the implied volatility of the SPY Fund is equal to 40%, the exposure to the Futures
Contracts will equal 87.5% (or 35% / 40%). The Index’s exposure to the Futures Contracts will be greater than 100% when the implied volatility of the SPY Fund is below 35%, and the Index’s exposure to the Futures Contracts will be less than 100% when the implied volatility of the SPY Fund is above 35%. In general, the Index’s target volatility feature is expected to result in the volatility of the Index being more stable over time than if no target volatility feature were employed. No assurance can be provided that the volatility of the
Index will be stable at any time.
The investment objective of the SPY Fund is to provide investment results that, before expenses, correspond generally to the price and yield performance of the S&P 500® Index. For more information about the SPY Fund, see “Background on the SPDR® S&P 500® ETF
Trust” in the accompanying underlying supplement. The Index uses the implied volatility of the SPY Fund as a proxy for the volatility of the Futures Contracts.
The 6.0% per annum daily deduction will offset any appreciation of the Futures Contracts, will heighten any depreciation of the Futures
Contracts and will generally be a drag on the performance of the Index. The Index will trail the performance of an identical index without a deduction.
Holding the estimated value of the notes and market conditions constant, the Contingent Interest Rate, the Interest Barrier, the Buffer
Threshold, the Buffer Amount and the other economic terms available on the notes are more favorable to investors than the terms that would be available on a hypothetical note issued by us linked to an identical index without a daily deduction. However, there can be no assurance that any improvement in the terms of the notes derived from the daily deduction will offset the negative effect of the daily deduction on the performance of the Index. The return on the notes may be lower than the return on a hypothetical note issued by us linked to an identical index without a daily deduction.
The daily deduction and the volatility of the Index (as influenced by the Index’s target volatility feature) are two of the primary variables that affect the economic terms of the notes. Additionally, the daily deduction and volatility of the Index are two of the inputs our affiliates’
internal pricing models use to value the derivative or derivatives underlying the economic terms of the notes for purposes of determining the estimated value of the notes set forth on the cover of this pricing supplement. The daily deduction will effectively reduce the value of the derivative or derivatives underlying the economic terms of the notes. See “The Estimated Value of the Notes” and “Selected Risk
Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes” in this pricing supplement.
The Index is subject to risks associated with the use of significant leverage. In addition, the Index may be significantly uninvested on any given day, and, in that case, will realize only a portion of any gains due to appreciation of the Futures
Contracts on that day. The index deduction is deducted daily at a rate of 6.0% per annum, even when the Index is not fully invested.
No assurance can be given that the investment strategy used to construct the Index will achieve its intended results or that the Index will be successful or will outperform any alternative index or strategy that might reference the Futures Contracts.
For additional information about the Index, see “The MerQube Vol Advantage Index Series” in the accompanying underlying supplement.

PS-4| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Supplemental Terms of the Notes
The notes are not futures contracts or swaps and are not regulated under the Commodity Exchange Act of 1936, as amended
(the “Commodity Exchange Act”). The notes are offered pursuant to an exemption from regulation under the Commodity Exchange
Act, commonly known as the hybrid instrument exemption, that is available to securities that have one or more payments indexed to the value, level or rate of one or more commodities, as set out in section 2(f) of that statute. Accordingly, you are not afforded any protection provided by the Commodity Exchange Act or any regulation promulgated by the Commodity Futures Trading Commission.
Any value of any underlier, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payments in Connection with Interest Review Dates Preceding the Final Review Date
Interest Review Dates Preceding the Final Review Date That Are Not Autocall Review Dates
Compare the closing level of the Index to the Interest Barrier on each Interest Review Date that is not an Autocall Review Date until the final Review Date or any earlier automatic call. Refer to the second diagram if an Interest Review Date is also an Autocall Review Date.
The closing level of the Index is greater than or equal
to the Interest Barrier.
You will receive a Contingent Interest Payment on the
applicable Interest Payment Date.
Proceed to the next Interest Review Date.
The closing level of the Index is less than the Interest
Barrier.
No Contingent Interest Payment will be made with respect to
the applicable Interest Review Date.
Proceed to the next Interest Review Date.
Interest Review Dates That Are Also Autocall Review Dates
Initial
Value
Compare the closing level of the Index to the Initial Value and the Interest Barrier on each Interest Review Date that is also an Autocall Review Date until any earlier automatic call.
The closing level of
the Index is greater
than or equal to
the Initial Value.
Automatic Call
The notes will be automatically called on the applicable Call Settlement Date, and you will receive (a) $1,000 plus (b) the Contingent Interest Payment applicable to that Interest
Review Date.
No further payments will be made on the notes.
The closing level of
the Index is less
than the Initial
Value.
No
Automatic
Call
The closing level of the
Index is greater than or
equal to the Interest
Barrier.
You will receive a Contingent Interest
Payment on the applicable Interest
Payment Date.
Proceed to the next Interest Review Date.
The closing level of the
Index is less than the
Interest Barrier.
No Contingent Interest Payment will be
made with respect to the applicable
Interest Review Date.
Proceed to the next Interest Review Date.

PS-5| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Payment at Maturity If the Notes Have Not Been Automatically Called
Autocall Review Dates
Preceding the Final
Review Date
Final Review Date
Payment at Maturity
The notes are not
automatically called.
The Final Value is greater than or equal to
the Buffer Threshold.
You will receive (a) $1,000 plus (b) the
Contingent Interest Payment applicable
to the final Review Date.
Proceed to maturity
The Final Value is less than the Buffer
Threshold.
You will receive, in addition to any
Contingent Interest Payment:
$1,000 + [$1,000 × (Index Return +
Buffer Amount)]
Under these circumstances, you will
lose some or most of your principal
amount at maturity.

PS-6| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Total Contingent Interest Payments
The table below illustrates the hypothetical total Contingent Interest Payments per $1,000 principal amount note over the term of the notes based on the Contingent Interest Rate of 9.15% per annum, depending on how many Contingent Interest Payments are made prior to automatic call or maturity.
Number of Contingent
Interest Payments
Total Contingent Interest
Payments
60
$457.500
59
$449.875
58
$442.250
57
$434.625
56
$427.000
55
$419.375
54
$411.750
53
$404.125
52
$396.500
51
$388.875
50
$381.250
49
$373.625
48
$366.000
47
$358.375
46
$350.750
45
$343.125
44
$335.500
43
$327.875
42
$320.250
41
$312.625
40
$305.000
39
$297.375
38
$289.750
37
$282.125
36
$274.500
35
$266.875
34
$259.250
33
$251.625
32
$244.000
31
$236.375
30
$228.750
29
$221.125
28
$213.500
27
$205.875
26
$198.250
25
$190.625
24
$183.000
23
$175.375
22
$167.750
21
$160.125
20
$152.500
19
$144.875
18
$137.250
17
$129.625
16
$122.000
15
$114.375
14
$106.750
13
$99.125
12
$91.500
11
$83.875
10
$76.250
9
$68.625
8
$61.000
7
$53.375
6
$45.750
5
$38.125
4
$30.500
3
$22.875
2
$15.250
1
$7.625
0
$0.000

PS-7| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to a hypothetical Index, assuming a range of performances for the hypothetical Index on the Interest Review Dates and Autocall Review Dates. The hypothetical payments set forth below assume the following:
● an Initial Value of 100.00;
● an Interest Barrier of 60.00 (equal to 60.00% of the hypothetical Initial Value);
● a Buffer Threshold of 70.00 (equal to 70.00% of the hypothetical Initial Value);
● a Buffer Amount of 30.00%; and
● a Contingent Interest Rate of 9.15% per annum (payable at a rate of 0.7625% per month).
The hypothetical Initial Value of 100.00 has been chosen for illustrative purposes only and does not represent the actual Initial Value.
The actual Initial Value is the closing level of the Index on the Pricing Date and is specified under "Key Terms - Initial Value" in this pricing supplement. For historical data regarding the actual closing levels of the Index, please see the historical information set forth under “Hypothetical Back-Tested Data and Historical Information” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes are automatically called on the first Autocall Review Date.
Date
Closing Level
Payment (per $1,000 principal amount note)
First Interest Review
Date
105.00
$7.625
Second Interest Review
Date
110.00
$7.625
Third through Eleventh
Interest Review Dates
Greater than Initial Value
$7.625
Twelfth Interest Review
Date (first Autocall
Review Date)
110.00
$1,007.625
Total Payment
$1,091.50 (9.15% return)
Because the closing level of the Index on the first Autocall Review Date, which is also the twelfth Interest Review Date, is greater than or equal to the Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of
$1,007.625 (or $1,000 plus the Contingent Interest Payment applicable to the twelfth Interest Review Date), payable on the applicable
Call Settlement Date. When added to the Contingent Interest Payments received with respect to the prior Interest Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,091.50. No further payments will be made on the notes.
Example 2 — Notes have NOT been automatically called and the Final Value is greater than or equal to the Buffer
Threshold.
Date
Closing Level
Payment (per $1,000 principal amount note)
First Interest Review
Date
95.00
$7.625
Second Interest Review
Date
85.00
$7.625
Third through Fifty-Ninth
Interest Review Dates
Less than Interest Barrier
$0
Final Review Date
90.00
$1,007.625
Total Payment
$1,022.875 (2.2875% return)
Because the notes have not been automatically called and the Final Value is greater than or equal to the Buffer Threshold, the payment at maturity, for each $1,000 principal amount note, will be $1,007.625 (or $1,000 plus the Contingent Interest Payment applicable to the final Review Date). When added to the Contingent Interest Payments received with respect to the prior Interest Review Dates, the total amount paid, for each $1,000 principal amount note, is $1,022.875.

PS-8| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Example 3 — Notes have NOT been automatically called and the Final Value is less than the Buffer Threshold but is greater than or equal to the Interest Barrier.
Date
Closing Level
Payment (per $1,000 principal amount note)
First Interest Review
Date
50.00
$0
Second Interest Review
Date
55.00
$0
Third through Fifty-Ninth
Interest Review Dates
Less than Interest Barrier
$0
Final Review Date
60.00
$907.625
Total Payment
$907.625 (-9.2375% return)
Because the notes have not been automatically called, the Final Value is less than the Buffer Threshold but is greater than or equal to the Interest Barrier and the Index Return is -40.00%, the payment at maturity will be $907.625 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-40.00% + 30.00%)] + $7.625 = $907.625
Example 4 — Notes have NOT been automatically called and the Final Value is less than the Buffer Threshold and the Interest Barrier.
Date
Closing Level
Payment (per $1,000 principal amount note)
First Interest Review
Date
20.00
$0
Second Interest Review
Date
25.00
$0
Third through Fifty-Ninth
Interest Review Dates
Less than Interest Barrier
$0
Final Review Date
20.00
$500.00
Total Payment
$500.00 (-50.00% return)
Because the notes have not been automatically called, the Final Value is less than the Buffer Threshold and the Interest Barrier and the
Index Return is -80.00%, the payment at maturity will be $500.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-80.00% + 30.00%)] = $500.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement, product supplement and underlying supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
● YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value is less than the Buffer Threshold, you will lose 1% of the principal amount of your notes for every 1% that the Final Value is less than the Initial
Value by more than 30.00%. In no event, however, will the payment at maturity be less than $0. Accordingly, under these circumstances, you will lose up to 70.00% of your principal amount at maturity.
● THE NOTES DO NOT GUARANTEE THE PAYMENT OF INTEREST AND MAY NOT PAY ANY INTEREST AT ALL —
If the notes have not been automatically called, we will make a Contingent Interest Payment with respect to an Interest Review
Date only if the closing level of the Index on that Interest Review Date is greater than or equal to the Interest Barrier. If the closing level of the Index on that Interest Review Date is less than the Interest Barrier, no Contingent Interest Payment will be made with respect to that Interest Review Date. Accordingly, if the closing level of the Index on each Interest Review Date is less than the
Interest Barrier, you will not receive any interest payments over the term of the notes.

PS-9| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
● THE LEVEL OF THE INDEX WILL INCLUDE A 6.0% PER ANNUM DAILY DEDUCTION —
The Index is subject to a 6.0% per annum daily deduction. The level of the Index will trail the value of an identically constituted synthetic portfolio that is not subject to any such deduction.
The index deduction will place a significant drag on the performance of the Index, potentially offsetting positive returns on the
Index’s investment strategy, exacerbating negative returns of its investment strategy and causing the level of the Index to decline steadily if the return of its investment strategy is relatively flat. The Index will not appreciate unless the return of its investment strategy is sufficient to offset the negative effects of the index deduction, and then only to the extent that the return of its investment strategy is greater than the index deduction. As a result of the index deduction, the level of the Index may decline even if the return of its investment strategy is positive.
The daily deduction is one of the inputs our affiliates’ internal pricing models use to value the derivative or derivatives underlying the economic terms of the notes for purposes of determining the estimated value of the notes set forth on the cover of this pricing supplement. The daily deduction will effectively reduce the value of the derivative or derivatives underlying the economic terms of the notes. See “The Estimated Value of the Notes” and “— Risks Relating to the Estimated Value and Secondary Market Prices of
the Notes” in this pricing supplement.
● CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
● AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
● THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO THE SUM OF ANY CONTINGENT INTEREST PAYMENTS
THAT MAY BE PAID OVER THE TERM OF THE NOTES,
regardless of any appreciation of the Index, which may be significant. You will not participate in any appreciation of the Index.
● THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately one year and you will not receive any Contingent Interest Payments after the applicable Call Settlement Date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return and/or with a comparable interest rate for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
● YOU WILL NOT RECEIVE DIVIDENDS OR OTHER DISTRIBUTIONS ON THE SECURITIES UNDERLYING THE S&P 500®
INDEX OR HAVE ANY RIGHTS WITH RESPECT TO THOSE SECURITIES OR THE FUTURES CONTRACTS UNDERLYING
THE INDEX.
● THE RISK OF THE CLOSING LEVEL OF THE INDEX FALLING BELOW THE INTEREST BARRIER OR THE BUFFER
THRESHOLD IS GREATER IF THE LEVEL OF THE INDEX IS VOLATILE.
● JPMS AND ITS AFFILIATES MAY HAVE PUBLISHED RESEARCH, EXPRESSED OPINIONS OR PROVIDED
RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES, AND MAY DO SO IN
THE FUTURE —
Any research, opinions or recommendations could affect the market value of the notes. Investors should undertake their own independent investigation of the merits of investing in the notes, the Index and the futures contracts composing the Index.
● LACK OF LIQUIDITY—
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
Risks Relating to Conflicts of Interest
● POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.

PS-10| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
An affiliate of ours currently has a 10% equity interest in the Index Sponsor, with a right to appoint an employee of JPMS, another of our affiliates, as a member of the board of directors of the Index Sponsor. The Index Sponsor can implement policies, make judgments or enact changes to the Index methodology that could negatively affect the performance of the Index. The Index
Sponsor can also alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the notes. The Index Sponsor has no obligation to consider your interests in calculating, maintaining or revising the Index, and we, JPMS, our other affiliates and our respective employees are under no obligation to consider your interests as an investor in the notes in connection with the role of our affiliate as an owner of an equity interest in the Index Sponsor or the role of an employee of JPMS as a member of the board of directors of the Index Sponsor.
In addition, JPMS worked with the Index Sponsor in developing the guidelines and policies governing the composition and calculation of the Index. Although judgments, policies and determinations concerning the Index were made by JPMS, JPMorgan
Chase & Co., as the parent company of JPMS, ultimately controls JPMS. The policies and judgments for which JPMS was responsible could have an impact, positive or negative, on the level of the Index and the value of your notes. JPMS is under no obligation to consider your interests as an investor in the notes in its role in developing the guidelines and policies governing the
Index or making judgments that may affect the level of the Index.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
● THE ESTIMATED VALUE OF THE NOTES IS LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF THE
NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes exceeds the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
● THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
● THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
● THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).
● SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
● SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the level of the Index. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk Factors — Risks
Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Index
● JPMORGAN CHASE & CO. IS CURRENTLY ONE OF THE COMPANIES THAT MAKE UP THE S&P 500® INDEX,
but JPMorgan Chase & Co. will not have any obligation to consider your interests in taking any corporate action that might affect the level of the S&P 500® Index.

PS-11| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
● THE INDEX MAY NOT BE SUCCESSFUL OR OUTPERFORM ANY ALTERNATIVE STRATEGY THAT MIGHT BE EMPLOYED
IN RESPECT OF THE FUTURES CONTRACTS —
No assurance can be given that the investment strategy on which the Index is based will be successful or that the Index will outperform any alternative strategy that might be employed with respect to the Futures Contracts.
● THE INDEX MAY NOT APPROXIMATE ITS TARGET VOLATILITY —
No assurance can be given that the Index will maintain an annualized realized volatility that approximates its target volatility of
35%. The Index’s target volatility is a level of implied volatility and therefore the actual realized volatility of the Index may be greater or less than the target volatility. On each weekly Index rebalance day, the Index’s exposure to the Futures Contracts is set equal to
(a) the 35% implied volatility target divided by (b) the one-week implied volatility of the SPY Fund, subject to a maximum exposure of 500%. The Index uses the implied volatility of the SPY Fund as a proxy for the volatility of the Futures Contracts. However, there is no guarantee that the methodology used by the Index to determine the implied volatility of the SPY Fund will be representative of the implied or realized volatility of the Futures Contracts. The performance of the SPY Fund may not correlate with the performance of the Futures Contracts, particularly during periods of market volatility. In addition, the volatility of the Futures
Contracts on any day may change quickly and unexpectedly and realized volatility may differ significantly from implied volatility. In general, over time, the realized volatilities of the SPY Fund and the Futures Contracts have tended to be lower than their respective implied volatilities; however, at any time those realized volatilities may exceed their respective implied volatilities, particularly during periods of market volatility. Accordingly, the actual annualized realized volatility of the Index may be greater than or less than the target volatility, which may adversely affect the level of the Index and the value of the notes.
● THE INDEX IS SUBJECT TO RISKS ASSOCIATED WITH THE USE OF SIGNIFICANT LEVERAGE —
On a weekly Index rebalance day, the Index will employ leverage to increase the exposure of the Index to the Futures Contracts if the implied volatility of the SPY Fund is below 35%, subject to a maximum exposure of 500%. Under normal market conditions in the past, the SPY Fund has tended to exhibit an implied volatility below 35%. Accordingly, the Index has generally employed leverage in the past, except during periods of elevated volatility. When leverage is employed, any movements in the prices of the
Futures Contracts will result in greater changes in the level of the Index than if leverage were not used. In particular, the use of leverage will magnify any negative performance of the Futures Contracts, which, in turn, would negatively affect the performance of the Index. Because the Index’s leverage is adjusted only on a weekly basis, in situations where a significant increase in volatility is accompanied by a significant decline in the value of the Futures Contracts, the level of the Index may decline significantly before the following Index rebalance day when the Index’s exposure to the Futures Contracts would be reduced.
● THE INDEX MAY BE SIGNIFICANTLY UNINVESTED —
On a weekly Index rebalance day, the Index’s exposure to the Futures Contracts will be less than 100% when the implied volatility of the SPY Fund is above 35%. If the Index’s exposure to the Futures Contracts is less than 100%, the Index will not be fully invested, and any uninvested portion will earn no return. The Index may be significantly uninvested on any given day, and will realize only a portion of any gains due to appreciation of the Futures Contracts on any such day. The 6.0% per annum deduction is deducted daily, even when the Index is not fully invested.
● THE INDEX MAY BE ADVERSELY AFFECTED IF LATER FUTURES CONTRACTS HAVE HIGHER PRICES THAN AN
EXPIRING FUTURES CONTRACT INCLUDED IN THE INDEX —
As the Futures Contracts included in the Index come to expiration, they are replaced by Futures Contracts that expire three months later. This is accomplished by synthetically selling the expiring Futures Contract and synthetically purchasing the Futures Contract that expires three months from that time. This process is referred to as “rolling.” Excluding other considerations, if the market for the Futures Contracts is in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the later Futures Contract would take place at a price that is higher than the price of the expiring Futures
Contract, thereby creating a negative “roll yield.” In addition, excluding other considerations, if the market for the Futures Contracts is in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the purchase of the later Futures Contract would take place at a price that is lower than the price of the expiring Futures Contract, thereby creating a positive “roll yield.” The presence of contango in the market for the Futures Contracts could adversely affect the level of the Index and, accordingly, any payment on the notes.
● THE INDEX IS AN EXCESS RETURN INDEX THAT DOES NOT REFLECT “TOTAL RETURNS” —
The Index is an excess return index that does not reflect total returns. The return from investing in futures contracts derives from three sources: (a) changes in the price of the relevant futures contracts (which is known as the “price return”); (b) any profit or loss realized when rolling the relevant futures contracts (which is known as the “roll return”); and (c) any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts (which is known as the “collateral return”).
The Index measures the returns accrued from investing in uncollateralized futures contracts (i.e., the sum of the price return and the roll return associated with an investment in the Futures Contracts). By contrast, a total return index, in addition to reflecting those returns, would also reflect interest that could be earned on funds committed to the trading of the Futures Contracts (i.e., the collateral return associated with an investment in the Futures Contracts). Investing in the notes will not generate the same return as would be generated from investing in a total return index related to the Futures Contracts.
● CONCENTRATION RISKS ASSOCIATED WITH THE INDEX MAY ADVERSELY AFFECT THE VALUE OF YOUR NOTES —
The Index generally provides exposure to a single futures contract on the S&P 500® Index that trades on the Chicago Mercantile
Exchange. Accordingly, the notes are less diversified than other funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You should be aware that other indices may be more diversified than the Index in terms of both the number and variety of futures contracts. You will not benefit, with respect to the notes, from any of the advantages of a diversified investment and will bear the risks of a highly concentrated investment.

PS-12| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
● THE INDEX IS SUBJECT TO SIGNIFICANT RISKS ASSOCIATED WITH FUTURES CONTRACTS, INCLUDING VOLATILITY —
The Index tracks the returns of futures contracts. The price of a futures contract depends not only on the price of the underlying asset referenced by the futures contract, but also on a range of other factors, including but not limited to changing supply and demand relationships, interest rates, governmental and regulatory policies and the policies of the exchanges on which the futures contracts trade. In addition, the futures markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. These factors and others can cause the prices of futures contracts to be volatile.
● SUSPENSION OR DISRUPTIONS OF MARKET TRADING IN FUTURES CONTRACTS MAY ADVERSELY AFFECT THE
VALUE OF YOUR NOTES —
Futures markets like the Chicago Mercantile Exchange, the market for the Futures Contracts, are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, futures exchanges have regulations that limit the amount of fluctuation in some futures contract prices that may occur during a single day. These limits are generally referred to as “daily price fluctuation limits”
and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a price beyond the limit, or trading may be limited for a set period of time. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at potentially disadvantageous times or prices. These circumstances could affect the level of the Index and therefore could affect adversely the value of your notes.
● THE OFFICIAL SETTLEMENT PRICE AND INTRADAY TRADING PRICES OF THE RELEVANT FUTURES CONTRACTS MAY
NOT BE READILY AVAILABLE —
The official settlement price and intraday trading prices of the Futures Contracts are calculated and published by the Chicago
Mercantile Exchange and are used to calculate the levels of the Index. Any disruption in trading of the Futures Contracts could delay the release or availability of the official settlement price and intraday trading prices and may delay or prevent the calculation of the Index.
● CHANGES IN THE MARGIN REQUIREMENTS FOR THE FUTURES CONTRACTS INCLUDED IN THE INDEX MAY
ADVERSELY AFFECT THE VALUE OF THE NOTES —
Futures exchanges require market participants to post collateral in order to open and to keep open positions in futures contracts. If an exchange changes the amount of collateral required to be posted to hold positions in the Futures Contracts, market participants may adjust their positions, which may affect the prices of the Futures Contracts. As a result, the level of the Index may be affected, which may adversely affect the value of the notes.
● HYPOTHETICAL BACK-TESTED DATA RELATING TO THE INDEX DO NOT REPRESENT ACTUAL HISTORICAL DATA AND
ARE SUBJECT TO INHERENT LIMITATIONS —
The hypothetical back-tested performance of the Index set forth under “Hypothetical Back-Tested Data and Historical Information”
in this pricing supplement is purely theoretical and does not represent the actual historical performance of the Index and has not been verified by an independent third party. Hypothetical back-tested performance measures have inherent limitations.
Hypothetical back-tested performance is derived by means of the retroactive application of a back-tested model that has been designed with the benefit of hindsight. Alternative modelling techniques might produce significantly different results and may prove to be more appropriate. Past performance, and especially hypothetical back-tested performance, is not indicative of future results.
This type of information has inherent limitations and you should carefully consider these limitations before placing reliance on such information.
● OTHER KEY RISKS:
o THE INDEX WAS ESTABLISHED ON FEBRUARY 11, 2022 AND MAY PERFORM IN UNANTICIPATED WAYS.
o HISTORICAL PERFORMANCE OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE
PERFORMANCE OF THE INDEX DURING THE TERM OF THE NOTES.
Please refer to the “Risk Factors” section of the accompanying underlying supplement for more details regarding the above-listed and other risks.

PS-13| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Hypothetical Back-Tested Data and Historical Information
The following graph sets forth the hypothetical back-tested performance of the Index based on the hypothetical back-tested weekly closing levels of the Index from January 3, 2020 through February 4, 2022, and the historical performance of the Index based on the weekly historical closing levels of the Index from February 11, 2022 through October 31, 2025. The Index was established on February
11, 2022, as represented by the vertical line in the following graph. All data to the left of that vertical line reflect hypothetical back-tested performance of the Index. All data to the right of that vertical line reflect actual historical performance of the Index. The closing level of the Index on November 6, 2025 was 3,818.18. We obtained the closing levels above and below from the Bloomberg Professional®
service ("Bloomberg"), without independent verification.
The data for the hypothetical back-tested performance of the Index set forth in the following graph are purely theoretical and do not represent the actual historical performance of the Index. See “Selected Risk Considerations — Risks Relating to the Index —
Hypothetical Back-Tested Data Relating to the Index Do Not Represent Actual Historical Data and Are Subject to Inherent Limitations”
above.
The hypothetical back-tested and historical closing levels of the Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index on any Interest Review Date or any Autocall Review Date. There can be
no assurance that the performance of the Index will result in the return of any of your principal amount in excess of $300.00 per $1,000 principal amount note, subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., or the payment of any interest.
Hypothetical Back-Tested and Historical Performance of the
MerQube US Large-Cap Vol Advantage Index
Source: Bloomberg
The hypothetical back-tested closing levels of the Index have inherent limitations and have not been verified by an independent third party. These hypothetical back-tested closing levels are determined by means of a retroactive application of a back-tested model designed with the benefit of hindsight. Hypothetical back-tested results are neither an indicator nor a guarantee of future returns. No representation is made that an investment in the notes will or is likely to achieve returns similar to those shown. Alternative modeling techniques or assumptions would produce different hypothetical back-tested closing levels of the Index that might prove to be more appropriate and that might differ significantly from the hypothetical back-tested closing levels of the Index set forth above.

PS-14| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the notes for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any Contingent Interest Payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes
Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the notes, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the
Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by the notice described above.
Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of Contingent Interest Payments is uncertain, and although we believe it is reasonable to take a position that Contingent Interest Payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend
to) withhold on any Contingent Interest Payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the notes must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
In the event of any withholding on the notes, we will not be required to pay any additional amounts with respect to amounts so withheld.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of
JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes.
For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of
the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.

PS-15| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes is lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See
“Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The Estimated
Value of the Notes Is Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The MerQube US Large-Cap Vol Advantage Index” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.

PS-16| Structured Investments
Auto Callable Contingent Interest Notes Linked to the MerQube US Large-
Cap Vol Advantage Index
Validity of the Notes and the Guarantee
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the notes offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee.
This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State
of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24,
2023.
Additional Terms Specific to the Notes
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement, the accompanying product supplement and the accompanying underlying supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
● Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
● Underlying supplement no. 5-III dated March 5, 2025:
http://www.sec.gov/Archives/edgar/data/19617/000121390025020799/ea0233342-01_424b2.pdf
● Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
● Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.